Provident Financial Services, Inc. Announces Quarterly Earnings,
           Fifth Stock Repurchase Program and Declares Quarterly Cash Dividend


JERSEY CITY, NJ, July 27, 2006 - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.22 for the quarter ended June 30, 2006, representing increases of 5.5% and 5.4%, respectively, compared to basic and diluted earnings per share of $0.21 and $0.20, respectively, for the quarter ended June 30, 2005. Basic and diluted earnings per share were $0.44 and $0.43, respectively, for the six months ended June 30, 2006, representing increases of 2.0% and 1.9%, respectively, compared to basic and diluted earnings per share of $0.43 and $0.42, respectively, for the six months ended June 30, 2005. Net income for the three months ended June 30, 2006 totaled $13.5 million, a decrease of $251,000, or 1.8%, compared to $13.8 million reported for the same period in 2005. Net income was $27.3 million for the six months ended June 30, 2006, a decrease of $1.5 million, or 5.1%, compared to $28.8 million for the same period in 2005. The earnings and per share data for 2005 were impacted by the acceptance of a Voluntary Resignation Initiative ("VRI") by certain officers of the Company, which resulted in an after-tax charge of $815,000, or $0.01 per share.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "This past quarter our net interest margin expanded, both loan and deposit balances grew and we continued to reduce overhead costs. In light of the ever-more-challenging interest rate and competitive environments, we believe that this progress, while moderate in each category, is significant." Pantozzi added, "The Federal Reserve has remained steadfast in its policy of raising short-term rates, resulting in an inverted yield curve. Our response has been to continue to de-leverage our balance sheet to preserve our net interest margin and manage non-interest expenses to enhance efficiency."

Authorization of Fifth Stock Repurchase Program

The Company's Board of Directors authorized the Company's fifth stock repurchase program. This program will commence upon completion of the Company's current repurchase program, under which 1.6 million shares remain to be purchased. Under the new authorization, the Company may repurchase 5% of the amount of shares of common stock currently outstanding, or approximately 3.3 million shares. Repurchases will be made from time to time and will be effectuated through open market purchases, unsolicited negotiated transactions, or in such other manner deemed appropriate by management. Completion of the repurchase program will not be limited to a specific time period. The Company's repurchase activities will take into account SEC safe harbor rules and guidance for issuer repurchases.

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share payable on August 31, 2006, to stockholders of record as of the close of business on August 15, 2006.

Balance Sheet Summary

Total assets were $5.86 billion at June 30, 2006, compared to $6.05 billion at December 31, 2005, as reductions in cash and securities balances were used to fund repayments of borrowings and common stock repurchases.

Total investments decreased $210.5 million, or 13.7%, during the six months ended June 30, 2006. The decrease was primarily attributable to paydowns on mortgage-backed securities and maturities of debt securities. In addition, the Company sold $37.0 million of primarily mortgage-backed securities during the second quarter as part of its ongoing interest rate risk management process.

The Company's net loans increased $32.5 million, or 0.9%, to $3.74 billion at June 30, 2006, from $3.71 billion at December 31, 2005, driven by loan originations of $651.4 million and loan purchases of $41.0 million. Net increases of $65.4 million in commercial and multi-family mortgage loans, $26.7 million in commercial loans and $28.1 million in consumer loans were partially offset by decreases of $68.0 million in residential mortgage loans and $19.0 million in construction loans. Commercial real estate, construction and commercial loans represented 39.1% of the loan portfolio at June 30, 2006, compared to 38.0% at March 31, 2006 and 37.5% at December 31, 2005.

At June 30, 2006, the Company's unfunded loan pipeline totaled $791.3 million, including $293.0 million in construction loan commitments, $198.0 million in commercial loan commitments and $98.2 million in commercial mortgage commitments. This compares with an unfunded loan pipeline of $769.2 million at March 31, 2006.

Borrowed funds decreased $147.8 million, or 15.2%, during the six months ended June 30, 2006, as a result of maturities, calls and paydowns on amortizing obligations.

Total deposits increased $10.9 million, or 0.3%, during the six months ended June 30, 2006. Total deposits were $3.93 billion at June 30, 2006, with core deposits, consisting of savings and demand deposit accounts, representing 60.8% of total deposits.

Common stock repurchases for the three and six months ended June 30, 2006, totaled 2.9 million shares at an average cost of $18.10 per share and 3.8 million shares at an average cost of $18.16 per share, respectively. At June 30, 2006, book value per share and tangible book value per share were $15.76 and $9.11, respectively.

Results of Operations

Net Interest Margin

The net interest margin improved two basis points to 3.33% for the quarter ended June 30, 2006, from 3.31% for the quarter ended March 31, 2006. The net interest margin for the quarter ended June 30, 2006 decreased one basis point compared with the net interest margin of 3.34% for the quarter ended June 30, 2005. The weighted average rate for interest-earning assets was 5.52% for the three months ended June 30, 2006, compared with 5.35% for the trailing quarter and 5.01% for the three months ended June 30, 2005. The weighted average rate for interest-bearing liabilities was 2.61% for the quarter ended June 30, 2006, compared with 2.43% for the trailing quarter and 1.97% for the second quarter of 2005.

For the six months ended June 30, 2006, the net interest margin was 3.33%. This was a decrease of three basis points compared with the net interest margin of 3.36% for the six months ended June 30, 2005. The weighted average rate for interest-earning assets was 5.45% for the six months ended June 30, 2006, compared with 4.99% for the six months ended June 30, 2005. The weighted average rate for interest-bearing liabilities was 2.52% for the six months ended June 30, 2005, compared with 1.93% for the same period in 2005. The higher rates on interest-earning assets and interest-bearing liabilities reflect the increases in market interest rates experienced throughout the past year.

Non-Interest Income

Non-interest income totaled $7.3 million for the quarter ended June 30, 2006, a decrease of $268,000, or 3.5%, compared to the same period in 2005. Decreases in net gains on securities sales of $1.2 million and fee income of $460,000 were partially offset by a $1.4 million increase in other income for the quarter ended June 30, 2006, compared with the same period in 2005. During the second quarter of 2006, the Company sold $35.3 million in lower-yielding mortgage-backed securities, resulting in a loss of $1.6 million. The proceeds were used to repay borrowings as the Company continued its near-term efforts to de-leverage the balance sheet and protect the net interest margin. The decrease in fee income was primarily attributable to a $429,000 reduction in commercial loan prepayment fee income compared with the same period in 2005. The increase in other income was primarily attributable to gains recognized on the call of FHLB advances resulting from the accelerated accretion of related purchase accounting adjustments.

For the six months ended June 30, 2006, non-interest income totaled $14.6 million, an increase of $895,000, or 6.5%, compared to the same period in 2005. Increases in other income of $1.3 million and fee income of $655,000 were partially offset by a reduction in securities gains of $1.1 million. The increase in other income was primarily attributable to gains recognized on the call of FHLB advances. The increase in fee income was primarily attributable to deposit fees, equity fund fees and fees related to the outsourcing of the official check function. The decrease in gains on securities sales was due to losses recorded on the sales of mortgage-backed securities during the quarter ended June 30, 2006.

Non-Interest Expense

For the three months ended June 30, 2006, non-interest expense decreased $3.3 million, or 9.9%, to $29.9 million, compared to $33.2 million for the three months ended June 30, 2005. Compensation and employee benefits expense decreased $1.8 million, primarily due to a $1.4 million expense recognized in the second quarter of 2005 in connection with the VRI. Other non-interest expense decreased $336,000 for the quarter ended June 30, 2006, compared with the same period in 2005, as a result of reductions in printing and supplies expense, consultant fees, insurance, and telephone expense. Net occupancy expense decreased $326,000 for the quarter ended June 30, 2006, compared with the same period in 2005, primarily as a result of reductions in software and equipment maintenance costs and utilities expense. Amortization of intangibles decreased $288,000 for the quarter ended June 30, 2006, compared with the same period in 2005, as a result of scheduled reductions in core deposit intangible amortization and a reduction in mortgage servicing rights amortization resulting from slower principal repayments. Advertising expense decreased $249,000 for the quarter ended June 30, 2006, compared with the same period in 2005, due to the timing of marketing initiatives. Data processing expense decreased $238,000 for the quarter ended June 30, 2006, compared with the same period in 2005, primarily due to the outsourcing of items processing in the fourth quarter of 2005.

For the six months ended June 30, 2006, non-interest expense decreased $4.5 million, or 6.9%, to $60.1 million, compared to $64.6 million for the same period in 2005. Compensation and employee benefits expense decreased $2.5 million for the six months ended June 30, 2006, compared with the same period in 2005, as a result of reductions in staff and the expense recorded in the second quarter of 2005 in connection with the VRI. The Company employed 893 full-time equivalent employees at June 30, 2006, compared to 912 full-time equivalent employees at June 30, 2005. For the six months ended June 30, 2006, benefits expense decreased $670,000 due primarily to reductions in employee health insurance costs, and stock-based compensation decreased $186,000 compared with the same period in 2005. Amortization of intangibles decreased $848,000 for the six months ended June 30, 2006, compared with the same period in 2005, as a result of scheduled reductions in the amortization of core deposit intangibles. Net occupancy expense decreased $411,000 for the six months ended June 30, 2006, compared with the same period in 2005, primarily as a result of reductions in software and equipment maintenance costs and utilities expense. Data processing expense decreased $474,000 for the six months ended June 30, 2006, compared with the same period in 2005, primarily due to the outsourcing of items processing in the fourth quarter of 2005.

The Company's annualized non-interest expense as a percentage of average assets improved to 2.04% for the quarter ended June 30, 2006, compared with 2.12% for the same period in 2005. For the six months ended June 30, 2006, non-interest expense as a percentage of average assets was 2.05%, compared with 2.07% for the same period in 2005. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 59.91% for the quarter ended June 30, 2006, compared with 62.08% for the same period in 2005. For the six months ended June 30, 2006, the efficiency ratio was 59.73%, compared with 60.46% for the same period in 2005.

Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans at June 30, 2006 were $5.7 million, or 0.15% of total loans, compared to $6.0 million, or 0.16% of total loans at December 31, 2005, and $7.3 million, or 0.20% of total loans at June 30, 2005. At June 30, 2006 and December 31, 2005, the Company's allowance for loan losses was 0.86% of total loans, compared with 0.91% of total loans at June 30, 2005. The Company recorded provisions for loan losses of $565,000 and $1.1 million for the three and six months ended June 30, 2006, respectively, compared with provisions of $400,000 for both the three and six months ended June 30, 2005. For the three and six months ended June 30, 2006, net charge-offs totaled $214,000 and $845,000, respectively, compared with net charge-offs of $884,000 and $813,000 for the same periods in 2005. The increase in the loan loss provision for the three and six months ended June 30, 2006, compared with the same periods in 2005, was attributable to loan growth as well as a shift in the composition of the loan portfolio from retail to commercial loans.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 76 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on July 27, 2006 regarding highlights of the Company's second quarter 2006 financial results. The call may be accessed by dialing 1-877-407-8035 (Domestic) or 1-201-689-8035 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
                 June 30, 2006 (Unaudited) and December 31, 2005
                             (Dollars in Thousands)

                            Assets                                        June 30, 2006                 December 31, 2005
                                                                  ------------------------------- --------------------------


Cash and due from banks                                           $                       101,580      $             107,353
Federal funds sold                                                                             --                         --
Short-term investments                                                                      2,332                      9,915
                                                                  ------------------------------- --------------------------
                  Total cash and cash equivalents                                         103,912                    117,268
                                                                  ------------------------------- --------------------------

Investment securities (market value of $394,587
        at June 30, 2006 (unaudited) and $407,972
        at December 31, 2005)                                                             404,990                    410,914
Securities available for sale, at fair value                                              887,852                  1,082,957
Federal Home Loan Bank stock                                                               34,290                     43,794

Loans                                                                                   3,771,933                  3,739,122
        Less allowance for loan losses                                                     32,255                     31,980
                                                                  ------------------------------- --------------------------
                  Net loans                                                             3,739,678                  3,707,142
                                                                  ------------------------------- --------------------------

Foreclosed assets, net                                                                        484                        670
Banking premises and equipment, net                                                        58,957                     60,949
Accrued interest receivable                                                                20,950                     23,155
Intangible assets                                                                         432,353                    435,838
Bank-owned life insurance                                                                 113,604                    111,075
Other assets                                                                               63,113                     58,612
                                                                  ------------------------------- --------------------------
                  Total assets                                    $                     5,860,183      $           6,052,374
                                                                  ================================ =========================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                           $                     1,071,567      $           1,109,507
        Savings deposits                                                                1,319,633                  1,363,997
        Certificates of deposit of $100,000 or more                                       361,947                    304,229
        Other time deposits                                                             1,179,211                  1,143,725
                                                                 --------------------------------- -------------------------
                  Total deposits                                                        3,932,358                  3,921,458

Mortgage escrow deposits                                                                   19,796                     18,121
Borrowed funds                                                                            822,346                    970,108
Subordinated debentures                                                                    26,109                     26,444
Other
liabilities                                                                                35,855                     39,948
                                                                 --------------------------------- -------------------------
                  Total liabilities                                                     4,836,464                  4,976,079
                                                                 --------------------------------- -------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                    --                         --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  79,879,017 shares issued and 64,937,658 shares outstanding at
  June 30, 2006, and 79,879,017 shares issued and
   68,661,880 shares outstanding at December 31, 2005                                         799                        799
Additional paid-in capital                                                                966,411                    964,555
Retained earnings                                                                         409,852                    395,589
Accumulated other comprehensive loss                                                      (13,302)                    (8,906)
Treasury stock at cost                                                                   (268,086)                  (167,113)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                          (71,955)                   (73,316)
Common Stock acquired by the Stock Award Plan                                                  --                    (35,313)
Common Stock acquired by the Directors' Deferred Fee Plan                                 (13,056)                   (13,224)



Deferred compensation - Directors' Deferred Fee Plan                                       13,056                     13,224
                                                                  ------------------------------- --------------------------
                  Total stockholders' equity                                            1,023,719                  1,076,295
                                                                  ------------------------------- --------------------------
                  Total liabilities and stockholders'
                      equity                                       $                    5,860,183      $           6,052,374
                                                                  =============================== ==========================



                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
          Three and Six Months Ended June 30, 2006 and 2005 (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)

                                                        Three Months Ended                 Six Months Ended
                                                              June 30,                          June 30,
                                                    ------------------------------  ---------------------------------
                                                        2006            2005            2006              2005
                                                    ----------     ------------     ----------       ------------
                                                             (Unaudited)                    (Unaudited)

Interest income:
 Real estate secured loans                           $  40,436      $    38,636       $ 79,729          $  76,914
 Commercial loans                                        6,538            5,283         12,936             10,236
 Consumer loans                                          8,632            7,251         16,798             14,501
 Investment securities                                   4,218            4,218          8,516              8,650
 Securities available for sale                          10,833           12,850         22,162             26,630
 Other short-term investments                               26              170             95                316
 Federal funds                                              11              418             52                536
                                                    ----------      -----------     ----------          ---------
                   Total interest income                70,694           68,826        140,288            137,783
                                                    ----------      -----------     ----------          ---------

Interest expense:
 Deposits                                               19,577           14,111         37,238             27,016
 Borrowed funds                                          8,011            8,385         16,154             16,927
 Subordinated debentures                                   412              359            819                704
                                                    ----------      -----------     ----------          ---------

                   Total interest expense               28,000           22,855         54,211             44,647
                                                    ----------      -----------     ----------          ---------
                   Net interest income                  42,694           45,971         86,077             93,136

Provision for loan losses                                  565              400          1,120                400
                                                    ----------      -----------     ----------          ---------
                   Net interest income after
                   provision for loan losses            42,129           45,571         84,957             92,736
                                                    ----------      -----------     ----------          ---------


Non-interest income:
 Fees                                                    5,725            6,185         11,532             10,877
 Bank-owned life insurance                               1,270            1,256          2,529              2,552
 Net (loss) gain on securities transactions             (1,145)              69         (1,140)               (62)
 Other income                                            1,434               42          1,696                355
                                                    ----------      -----------     ----------          ---------
                   Total non-interest income             7,284            7,552         14,617             13,722
                                                    ----------      -----------     ----------          ---------


Non-interest expense:
 Compensation and employee benefits                     16,074           17,921         32,431             34,965
 Net occupancy expense                                   4,455            4,781          9,270              9,681
 Data processing expense                                 1,969            2,207          3,853              4,327
 Amortization of intangibles                             1,570            1,858          3,138              3,986
 Advertising and promotion                               1,225            1,474          2,266              2,204
 Other operating expenses                                4,651            4,987          9,190              9,442
                                                    ----------      -----------     ----------          ---------
                   Total non-interest expense           29,944           33,228         60,148             64,605
                                                    ----------      -----------     ----------          ---------

                   Income before income tax             19,469           19,895         39,426             41,853
                   expense
Income tax expense                                       5,951            6,126         12,106             13,062
                                                    ----------      -----------     ----------          ---------
                   Net income                       $   13,518      $    13,769     $   27,320          $  28,791
                                                    ==========      ===========     ==========          =========


Basic earnings per share                            $     0.22      $      0.21     $     0.44          $   $0.43
Average basic shares outstanding                    62,099,369       66,724,470     62,766,137         67,444,677

Diluted earnings per share                          $     0.22      $      0.20     $     0.43          $    0.42
Average diluted shares outstanding                  62,838,312       67,479,362     63,505,949         68,202,721



                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                      (Dollars in thousands, except share data) (Unaudited)
                                                              At or for the Three              At or for the Six
                                                                  Months Ended                   Months Ended
                                                                    June 30,                       June 30,
                                                      -------------------------------------------------------------
                                                               2006           2005         2006               2005
                                                               ----           ----         ----               ----

INCOME STATEMENT:
Net interest income                                      $   42,694     $   45,971     $   86,077      $   93,136
Provision for loan losses                                       565            400          1,120             400
Non-interest income                                           7,284          7,552         14,617          13,722
Non-interest expense                                         29,944         33,228         60,148          64,605
Income before income tax expense                             19,469         19,895         39,426          41,853
Net income                                                   13,518         13,769         27,320          28,791
Basic earnings per share                                 $     0.22          $0.21     $     0.44      $     0.43
Diluted earnings per share                               $     0.22          $0.20     $     0.43      $     0.42
Interest rate spread                                           2.91%          3.04%          2.93%           3.06%
Net interest margin                                            3.33%          3.34%          3.33%           3.36%

PROFITABILITY:
Annualized return on average assets                            0.92%          0.88%          0.93%           0.92%
Annualized return on average equity                            5.15%          4.98%          5.18%           5.20%
Annualized non-interest expense to average assets              2.04%          2.12%          2.05%           2.07%
Efficiency ratio (1)                                          59.91%         62.08%         59.73%          60.46%


ASSET QUALITY:
Non-performing loans                                                                   $    5,662      $    7,345
Foreclosed assets                                                                             484             584
Non-performing loans to
    total loans                                                                              0.15%           0.20%
Non-performing assets to
    total assets                                                                             0.10%           0.13%
Allowance for loan losses                                                              $   32,255      $   33,353
Allowance for loan losses to
    non-performing loans                                                                   569.68%         454.09%
Allowance for loan losses to
    total loans                                                                              0.86%           0.91%

AVERAGE BALANCE SHEET DATA:
Assets                                                   $5,880,409     $6,274,548     $5,918,612      $6,306,501
Loans, net                                                3,720,034      3,660,106      3,704,856       3,657,375
Earning assets                                            5,126,437      5,489,415      5,165,843       5,521,664
Core deposits                                             2,372,524      2,590,589      2,384,355       2,594,026
Borrowings                                                  883,387      1,124,017        921,502       1,146,110
Interest-bearing liabilities                              4,307,573      4,645,019      4,340,594       4,671,454
Stockholders' equity                                      1,053,734      1,106,380      1,062,904       1,115,876
Average yield on interest-
    earning assets                                             5.52%          5.01%          5.45%           4.99%
Average cost of interest-
    bearing liabilities                                        2.61%          1.97%          2.52%           1.93%



Notes
(1) Efficiency Ratio Calculation



                                                            Three Months Ended             Six Months Ended
                                                                  June 30,                     June 30,
                                                                  --------                     --------
                                                              2006            2005           2006           2005
                                                              ----            ----           ----           ----
Net interest income                                        $42,694         $45,971       $ 86,077       $ 93,136
Non-interest income                                          7,284           7,552         14,617         13,722
                                                           -------         -------       --------       --------
Total income                                               $49,978         $53,523       $100,694       $106,858
                                                           =======         =======       ========       ========

Non-interest expense                                       $29,944         $33,228       $ 60,148       $ 64,605
                                                           =======         =======       ========       ========

    Expense/Income:                                          59.91%          62.08%         59.73%         60.46%
                                                           =======         =======       ========       ========





Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)

                                                                June 30, 2006                               March 31, 2006

                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                            ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
  Federal Funds Sold and
Other Short-Term Investments                 $      3,123    $       37           4.74%        $    10,454    $       110      4.27%
     Investment Securities (1)                    408,362         4,218           4.13             413,060          4,298      4.16
     Securities Available for Sale                959,237        10,310           4.30           1,051,893         10,781      4.10
     Federal Home Loan Bank Stock                  35,681           523           5.88              40,771            548      5.45
     Net Loans (2)
Total Mortgage Loans                            2,755,527        40,436           5.88           2,761,335         39,293      5.68
Total Commercial Loans                            389,013         6,538           6.74             370,684          6,398      6.90
Total Consumer Loans                              575,494         8,632           6.01             557,491          8,166      5.93
                                               ----------   -----------                        -----------      ---------
Total Interest-Earning Assets                   5,126,437        70,694           5.52         $ 5,205,688         69,594      5.35
                                               ----------   -----------                        -----------      ---------

Non-Interest Earning Assets:
     Cash and Due from Banks                       79,196                                           76,598
     Other Assets                                 674,776                                          674,955
                                               ----------                                      -----------
Total Assets                                 $  5,880,409                                      $ 5,957,241
                                               ==========                                      ===========


Interest-Bearing Liabilities:
     Demand Deposits                         $    585,784         1,735           1.19%         $   598,991         1,689      1.14%
     Savings Deposits                           1,318,684         4,212           1.28            1,337,729         3,807      1.15
     Time Deposits                              1,519,718        13,630           3.60            1,477,221        12,165      3.34
                                               ----------   -----------                        ------------    ----------
Total Deposits                                  3,424,186        19,577           2.29            3,413,941        17,661      2.10
                                                            -----------                                        ----------


     Borrowed Funds:
Total Borrowings                                  883,387         8,423           3.82              960,041         8,550       3.61
                                               ----------   -----------                         -----------     ---------
Total Interest-Bearing Liabilities              4,307,573        28,000           2.61            4,373,982        26,211       2.43
                                                            -----------           ----                          ---------       ----
Non-Interest Bearing Liabilities                  519,102                                           511,083
Total Liabilities                               4,826,674                                         4,885,065
Stockholders' Equity                            1,053,734                                         1,072,176
                                              -----------                                       ------------
Total Liabilities & Stockholders'
Equity                                       $  5,880,409                                     $   5,957,241

Net interest income                                          $  42,694                                        $   43,383
                                                             =========                                        ==========


Net interest rate spread                                                         2.91%                                         2.92%
                                                                                 ====                                          ====
Net interest-earning assets                  $   818,864                                     $     831,706
                                             ===========                                     =============

Net interest margin (3)                                                          3.33%                                         3.31%
                                                                                 ====                                          ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.19x                                            1.19X



------------------------------------------------------------------------------------------------------------------------------------

(1)  Average  outstanding  balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrualloans.
(3)  Annualized   net   interest   income   divided   by  average
     interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive

                                                 6/30/2006        3/31/2006        12/31/2005       9/30/2005      6/30/2005
                                                 2nd Qtr.         1st Qtr.          4th Qtr.         3rd Qtr.      2nd Qtr.
                                                 --------         --------          --------         --------      --------
Interest-Earning Assets:
 Securities                                          4.13%          4.15%             4.02%           3.88%          3.86%
 Net Loans                                           6.01%          5.84%             5.73%           5.69%          5.58%
    Total Interest-Earning Assets                    5.52%          5.35%             5.20%           5.11%          5.01%

Interest-Bearing Liabilities
 Total Deposits                                      2.29%          2.10%             1.97%           1.79%          1.61%
 Total Borrowings                                    3.82%          3.61%             3.37%           3.18%          3.12%
    Total Interest-Bearing Liabilities               2.61%          2.43%             2.29%           2.13%          1.97%

 Interest Rate Spread                                2.91%          2.92%             2.91%           2.98%          3.04%
 Net Interest Margin                                 3.33%          3.31%             3.27%           3.31%          3.34%
 Ratio of Interest-Earning Assets to
    total Interest-Bearing Liabilities               1.19x          1.19x             1.19x           1.18x          1.18x




Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)
                                                           June 30, 2006                                June 30, 2005
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ----------------------------------------

Interest-Earning Assets:
     Federal Funds Sold and
Other Short-Term Investments                  $    6,768       $    147          4.38%       $     64,317     $    852        2.67%
     Investment Securities (1)                   410,698          8,516          4.15             432,569        8,650        4.01
     Securities Available for Sale             1,005,309         21,091          4.20           1,321,009       25,694        3.89
     Federal Home Loan Bank Stock                 38,212          1,071          5.65              46,394          936        4.07
     Net Loans (2)
Total Mortgage Loans                           2,758,415         79,729          5.80           2,779,021       76,914        5.53
Total Commercial Loans                           379,899         12,936          6.87             352,667       10,236        5.77
Total Consumer Loans                             566,542         16,798          5.98             525,687       14,501        5.56
                                              ----------       --------                      ------------     --------
Total Interest-Earning Assets                  5,165,843        140,288          5.45           5,521,664      137,783        4.99
                                                               --------      --------                         --------        ----

Non-Interest Earning Assets:
     Cash and Due from Banks                      77,904                                          101,759
     Other Assets                                674,865                                          683,078
                                              ----------                                     ------------
Total Assets                                  $5,918,612                                     $  6,306,501
                                              ==========                                     ============

Interest-Bearing Liabilities:
     Demand Deposits                          $  592,351          3,425          1.17%       $    610,748        2,441        0.81%
     Savings Deposits                          1,328,154          8,019          1.22           1,519,749        7,626        1.01
     Time Deposits                             1,498,587         25,794          3.47           1,394,847       16,949        2.45
                                              ----------       --------                      ------------     --------
Total Deposits                                 3,419,092         37,238          2.20           3,525,344       27,016        1.55
                                                               --------                                       --------
     Borrowed Funds:
     Total Borrowings                            921,502         16,973          3.71           1,146,110       17,631        3.10
                                              ----------       --------                      ------------     --------
Total Interest-Bearing Liabilities             4,340,594         54,211          2.52           4,671,454       44,647        1.93
                                                               --------          ----                         --------        ----


Non-Interest Bearing Liabilities                 515,114                                          519,171
                                              ----------                                     ------------
Total Liabilities                              4,855,708                                        5,190,625
Stockholders' Equity                           1,062,904                                        1,115,876
                                              ----------                                     ------------

Total Liabilities &
Stockholders'Equity                          $ 5,918,612                                     $  6,306,501
                                             ===========                                     ============

Net interest income                                           $  86,077                                       $ 93,136
                                                              =========                                       ========

Net interest rate spread                                                         2.93%                                       3.06%
                                                                                 ====                                        ====
Net interest-earning assets                  $   825,249                                     $    850,210
                                             ===========                                     ============

Net interest margin (3)                                                          3.33%                                       3.36%
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.19x                                            1.18x

------------------------------------------------------------------------------------------------------------------------------------

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.
====================================================================================================================================

   The following table summarizes the YTD net interest margin for the previous three years, inclusive.


                                                          Six Months Ended
                                               ----------------------------------------
                                                  6/30/06       6/30/05    6/30/04
                                                  -------       -------    -------
Interest-Earning Assets:
   Securities                                      4.22%         3.88%       3.35%
   Net Loans                                       5.94%         5.56%       5.70%
     Total Interest-Earning Assets                 5.45%         4.99%       4.68%

Interest-Bearing Liabilities:
   Total Deposits                                  2.20%         1.55%       1.35%
   Total Borrowings                                3.71%         3.10%       2.79%
      Total Interest-Bearing Liabilities           2.52%         1.93%       1.68%

Interest Rate Spread                               2.93%         3.06%       3.00%
Net Interest Margin                                3.33%         3.36%       3.39%
Ratio of Interest-Earning Assets to
      Total Interest-Bearing Liabilities           1.19x         1.18x       1.30x


                                       12